UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2025

NIXXY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Farmington Avenue, Suite 252

Bristol, CT 06010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market
Common Stock Purchase Warrants	NIXXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On February 19, 2025, Nixxy, Inc. (the “Company” or “Nixxy”) entered into and closed that certain Asset Purchase Agreement (the “Savitr Tech APA” or the “Agreement”) with Savitr Tech OU, an Estonian corporation (“Savitr” or “Seller”).  The Seller is a private company specializing in telecommunications and software development, with a focus on billing systems, AI integration, wholesale long distance interconnections and sales; and is the owner of associated and intellectual property.  Pursuant to the Agreement, Nixxy shall acquire 100% of Savitr’s assets related to billing and AI systems, hereby referred to as “TKOS Systems.” The software acquired from Savitr includes AI integration, wholesale long distance contracts and the accompanying interconnections in identified contracts and associated and intellectual property, each as further described in Schedule “A" of the Agreement.

In exchange for the purchase of TKOS Systems, the Company paid the Seller cash consideration of $300,000 and shall pay to the Seller (i) 4.9% of the total issued and outstanding common shares of the Company, upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended, upon the achievement of a minimum of $250,000 in revenue generated by the TKOS Systems, and (ii) 4.9% of the total issued and outstanding common shares of the Company, within ninety (90) calendar days of the closing of the Agreement (the “Closing”), provided that the monthly revenue run rate generated by the TKOS Systems shall be not less than USD 5 million per month (the “Revenue Milestone”).  Should the assets not have achieved the Revenue Milestone at the end of ninety (90) calendar days from the Closing of the Agreement, the issuance under (ii) above shall be deferred for an additional ninety (90) calendar days until such Revenue Milestone is achieved.  If the Revenue Milestone has not been achieved within one hundred eighty (180) calendar days of the closing of this Agreement, the shares issuable under (ii) above shall be reduced proportionately to reflect the average monthly revenue run rate during the time period from the Closing and the one hundred eightieth (180th) calendar day of the Closing.

The Agreement contains standard representations and warranties, along with standard closing conditions.

The foregoing description of the Savitr Tech APA does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Termination of Letter of Intent with Just Got 2 Have It, Inc.

Commensurate with Company’s focus on efforts in the telecommunication and technology sectors as evidenced by the Savitr Tech APA described herein, the Company has elected to not extend, and to terminate, the previously disclosed non-binding Letter of Intent, (the “Letter of Intent”) with Just Got 2 Have It, Inc., a corporation organized under the laws of the State of Florida, Just Got 2 Have It! – NE, LLC, a Florida limited liability company, and Just Got 2 Have It! – West, LLC, a Nevada limited liability company, and no longer pursue the transaction.

Termination and Settlement Agreement

On February 20, 2025, the Company and Yu-san “Debra” Chen Volpone, former Chief Executive Officer, entered into a Termination and Settlement Agreement, whereby the Company agreed to settle any amounts due under her employment agreement, dated January 1, 2025, for an aggregate $350,000 plus an additional reimbursement of $25,000 in legal expenses.

The foregoing description of the Termination and Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

Concurrent with the Company’s purchase of the TKOS Systems described herein to focus on its telecom and artificial intelligence initiatives, and the Company’s election to no longer pursue a transaction with Just Got 2 Have It, Inc., on February 14, 2025, Yu-san “Debra” Chen Volpone resigned from her position as Chief Executive Officer of the Company, effective on that date.  In addition, Ms. Volpone resigned as member of the Board of Directors of the Company, effective February 20, 2025.  Ms. Volpone’s resignation was not based on any disagreement with the Company.

Appointment of Interim Chief Executive Officer

Effective February 18, 2025, the Company appointed Miles Jennings as the Interim Chief Executive Officer of the Company until such time as the Company completes its process of hiring a permanent replacement.  Mr. Jennings is currently a member of the Company’s board of directors (the “Board”).

Mr. Jennings, age 47, has served as the Company’s Chief Executive Officer, Chief Operating Officer and President since 2020 and until March 2024. Prior to that, Mr. Jennings founded the Company and served as the Chief Executive Officer of Recruiter.com, Inc. from 2015 until October 2017, and then as Chief Executive Officer of Truli Technologies, Inc. and its subsidiary, VocaWorks, Inc., from then until March 2019, when Truli Technologies merged with Recruiter.com, Inc. Mr. Jennings served as Chief Executive Officer of the merged company, Nixxy, Inc. through July 1, 2020, when he moved into the role of President and Chief Operating Officer. Mr. Jennings has worked in the recruiting and online recruiting industry since 2003 at employers including Modis, an Adecco division, and Indeed.com. He is a graduate of Trinity College in Hartford, CT with a degree in philosophy.

There is no arrangement or understanding between Mr. Jennings and any other persons pursuant to which Mr. Jennings was appointed to his positions. There are no family relationships between Mr. Jennings and any of the Company’s officers or directors. Other than as described below, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Jennings has a material interest subject to disclosure under Item 404(a) of Regulation S-K. In connection with his appointment, the Company may provide additional compensation to Mr. Jennings in the future.

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Item 7.01 Regulation FD Disclosure.

On February 19, 2025, the Company issued a press release withdrawing a proposed private offering of up to $50 million aggregate principal amount of Bitcoin-based, zero-coupon convertible notes. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report.

On February 21, 2025, the Company issued a press release announcing the closing of the Asset Purchase Agreement with Savitr and the appointment of Mr. Jennings as the Company’s Interim Chief Executive Officer. A copy of the Company’s press release is attached as Exhibit 99.2 to this Current Report.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated February 19, 2025, between Nixxy, Inc. and Savitr Tech OU
10.2	Termination and Settlement Agreement, dated February 20, 2025
99.1	Press release, dated February 19, 2025
99.2	Press release, dated February 21, 2025

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nixxy, Inc.

Dated: February 21, 2025	By:	/s/ Miles Jennings
Miles Jennings Interim Chief Executive Officer

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